Exhibit 5.1



                             GOODWIN, PROCTER & HOAR LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109
                             TELEPHONE (617)570-1000
                            TELECOPIER (617)523-1231



                                                                October 24, 1996


DAKA International, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, Massachusetts 01923

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by DAKA International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to 593,784 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company (the "Registered Shares").

     In connection with rendering this opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that the Registered Shares have been validly issued and are fully paid and nonassessable.

     The foregoing assumes that all requisite steps were taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the Prospectus which is a part of such Registration Statement.

Very truly yours,

GOODWIN, PROCTER & HOAR LLP